UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2023

SILVERSUN TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50302	16-1633636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Eagle Rock Ave

East Hanover, NJ 07936

(Address of Principal Executive Offices)

(973) 396-1720

Registrant’s telephone number, including area code

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	SSNT	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 13 , 2023 (the “Effective Date”), SWK Technologies, Inc. (“SWK”), a wholly-owned subsidiary of SilverSun Technologies, Inc., entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with JCS Computer Resource Corporation, an Illinois corporation (“JCS”) pursuant to which SWK acquired from JCS certain assets (the “Acquired Assets”) related to the component of JCS’ business devoted to being a value added reseller of Sage 100, Sage 50, and Quickbooks software, together with ancillary consulting services related thereto

The purchase price for the Acquired Assets was $1,325,000, $300,000 of which was paid in cash and $1,025,000 of which was paid through the issuance by SWK to JCS of a three-year $1,025,000 promissory note dated November 13, 2023 paying interest at the rate of 4.25% per annum (“the “Note”). The principal amount of the Note is subject to a downward adjustment of up to $200,000, in the event SWK loses any subscription renewal revenue or other recurring monthly revenue during the one-year period immediately following the Effective Date from any persons that were customers of JCS immediately prior to the Effective Date (the “JCS Customers”).. Notwithstanding the foregoing, the Note will not be subject to downward adjustment to the extent a loss of subscription renewal or recurring monthly revenue is due to the action or inaction of SWK with no fault or responsibility of any kind being attributable to JCS.

The Note will be amortized as follows: The first payment of principal and interest due under the Note, which will be an annual payment, is due and payable on November 13, 2024, after the revised principal amount of the Buyer Note is determined and thereafter, principal payments (together with the interest due thereon) will be made quarterly in eight equal installments.

The Asset Purchase Agreement contains customary confidentiality and indemnification provisions and customary representations, warranties and covenants by the parties for transactions of this type. It also contains a three-year non-solicitation provision in favor of SWK.

In connection with the Asset Purchase Agreement, effective November 13, 2023, SWK entered into a one-year Consulting Agreement with JCS (the “Consultant”), whereby the Consultant, through its president, Jennifer O’Brien, will provide consulting services to SWK (the “Consulting Agreement”). In consideration of the services to be rendered by the Consultant thereunder, SWK will pay the Consultant a base salary (“Base Salary”) in the amount of Thirty-Five Thousand Dollars ($35,000) per annum. The Consulting Agreement includes a Non-Disclosure/Non-Solicitation Agreement which includes confidentiality and non-solicitation provisions.

Item 8.01 Other Events.

On November.15, 2023, the Company issued a press release announcing the Asset Purchase Agreement and related matters. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Asset Purchase Agreement, dated November 13, 2023, by and between SWK Technologies, Inc., and JCS Computer Resource Corporation.

10.2*	$1,025,000 November 13, 2023 Promissory Note of SWK Technologies, Inc. issued to JCS Computer Resource Corporation.

10.3*	Consulting Agreement dated November 13, 2023 by and between SWK Technologies, Inc., and JCS Computer Resource Corporation.

99.1*	Press release dated November 15, 2023

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVERSUN TECHNOLOGIES, INC.

Date: November 15, 2023	By:	/s/ Mark Meller
Mark Meller
Chief Executive Officer

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